Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-253829) on Form S-3 and (Nos. 333-224461, 333-230340, 333-237029, 333-253598, 333-263065, and 333-270049) on Form S-8 of our report dated February 26, 2024, with respect to the consolidated financial statements of nLIGHT, Inc. and the effectiveness of internal control over financial reporting.

                            /s/ KPMG LLP

Portland, Oregon
February 26, 2024